Exhibit 99.1

News Release

Investor Contacts:

KCSA Strategic Communications

Philip Carlson

+1 212.896.1233

pcarlson@kcsa.com

MagneGas Preliminary 2016 Annual Revenue $3.35 Million

Company Experienced a 2016 Growth Rate of 39% in Welding Gas and Supply
Segment versus Estimated Industry Growth Rate of 2%

TAMPA, Florida, January 10, 2017 /PRNewswire/ --

MagneGas Corporation ("MagneGas" or the "Company") (MNGA) a leading clean technology company in the renewable resources and environmental solutions industries, announced today that its 2016 full year revenue growth rate was 39% over the same period in 2015. The preliminary unaudited revenue from the welding gas and supply segment was $3.347 Million for the period ending December 31, 2016, which represents a 39% increase over the December 31, 2015 revenue of $2.4 Million.

The welding gas and supply segment includes MagneGas2®, industrial gases, welding supplies and equipment to produce MagneGas2®. The Company believes that the use of MagneGas2® as a wedge product has been a critical driver of revenue growth and the Company’s ability to quickly gain market share. As a result, MagneGas experienced a 39% growth rate versus the estimated industry rate of 2%. The Company plans to expand the use of this strategy through organic growth into multiple stores and the acquisition of profitable industrial gas companies throughout the United States in 2017 and beyond.

“We spent 2015 and 2016 proving our model, that by using MagneGas2® as a door opener, we are able to achieve growth rates that far surpass our competitors. Now we intend to focus on an accelerated growth strategy of industrial gas company acquisitions coupled with organic expansion. We are confident this will accelerate our revenue growth through 2017 and beyond. The Company has adopted an aggressive strategy for 2017 with the use of MagneGas2® as the catalyst and we are excited to see the results,” stated Ermanno Santilli, CEO.

The MagneGas IR App is now available for free in Apple's App Store for the iPhone and iPad http://bit.ly/AfLYww and at Google Play http://bit.ly/Km2iyk for Android mobile devices.

To be added to the MagneGas investor email list, please email pcarlson@kcsa.com with MNGA in the subject line.

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company's testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs.  The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications.  For more information on MagneGas®, please visit the Company's website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, ESSI (Equipment Sales and Services, Inc.). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The Company is currently using virgin vegetable oil to produce fuel while it configures its systems to properly process waste within local regulatory requirements.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.